ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130658171-84
	Filing Date and Time 10/04/2013 12:46 PM
	Entity Number E0558312005-9

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

TELUPAY INTERNATIONAL INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

1,000,000,000 common shares with a par value of $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,500,000,000 common shares with a par value of $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation will issue one and one half (1.5) shares for every one (1) share of the common stock issued and outstanding as of the effective date of the forward split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

In the event that any fractional common shares result from the forward stock split, the corporation will not issue any fractional common shares. Instead, any fractional common shares resulting from the forward stock split will be rounded up to the nearest whole common share.

7. Effective date and time of filing: (optional) Date: October 22, 2013 Time: 12:01am

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Title: President

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.